UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

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Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (408) 414-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	POWI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 16, 2025, Sandeep Nayyar, Vice President and Chief Financial Officer and Principal Accounting Officer of Power Integrations, Inc. (the “Company”), informed the Company of his resignation from his positions effective October 4, 2025. Mr. Nayyar’s resignation is not the result of any disagreement with the Company related to its operations, policies, or practices.

Appointment of Interim Chief Financial Officer and Principal Accounting Officer

The Board of Directors of the Company is appointing Robert Eric Verity, the Company’s Senior Director of Finance, as the Company’s interim Chief Financial Officer and Principal Accounting Officer, effective upon Mr. Nayyar’s resignation. In this position, Mr. Verity will serve as the principal financial officer and principal accounting officer of the Company as each such term is used for purposes of the rules and regulations of the Securities and Exchange Commission.

Mr. Verity, 59, has served as the Company’s Senior Director of Finance since March 2018. Prior to that, Mr. Verity served as the Company’s Corporate Controller and Director of Finance from April 2010. Mr. Verity holds an MBA from Cornell University and a Bachelor’s degree in Business Administration – Accounting Major from the University of the Pacific.

Mr. Verity is continuing under the terms of his existing compensation arrangement with the Company. Mr. Verity’s annual base salary is $351,822. Mr. Verity is eligible to equity awards subject to the Company’s Amended and Restated 2016 Incentive Award Plan and the applicable grant agreements. In 2025, Mr. Verity has received the following awards:

●	target performance stock unit (“PSU”) grant of 954 units (“Target PSUs”) with an aggregate target grant-date fair value of $48,294. The PSUs are subject to the terms and conditions of the Company’s 2025 PSU Plan providing for PSU vesting based on achievement of performance conditions for the 2025 calendar year, and the actual number of PSUs that will vest can vary from 0 to 200% of the Target PSUs.
●	restricted stock unit (“RSUs”) grant of 2,008 units with an aggregate grant-date fair value of $96,280. The RSUs vest over four years from the date of grant, with 25% of the RSUs vesting on the first anniversary of the grant date, and with an additional 25% of the RSUs vesting on each subsequent anniversary of the grant date, until the RSUs are fully vested after four years, subject in each case to Mr. Verity’s continued full-time service through the applicable vesting date.

There are no arrangements or understandings between Mr. Verity and any other persons in connection with Mr. Verity’s appointment as the interim Chief Financial Officer and Principal Accounting Officer. Mr. Verity does not have any family relationships with any directors or officers of the Company. Mr. Verity is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release of Power Integrations, Inc., dated September 22, 2025
Exhibit 104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

Dated:	September 22, 2025	By:	/s/ JENNIFER LLOYD
Jennifer Lloyd
President and Chief Executive Officer

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